SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to

Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2005

YOUNG INNOVATIONS, INC.
(Exact name of registrant as specified in its charter)

MISSOURI
(State or other jurisdiction of incorporation)

000-23213	43-1718931
(Commission File Number)	(I.R.S. Employer Identification Number)

13705 Shoreline Court East, Earth City, MO	63045
(Address of principal executive offices)	(Zip Code)

(314) 344-0010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On May 24, 2005, in connection with its previously announced share repurchase program, Young Innovations, Inc. (the “Company”) agreed to repurchase 100,000 shares of its common stock for $37.25 per share, or an aggregate purchase price of $3,725,000, from a trust controlled by George E. Richmond, the Company’s Chairman and principal stockholder. The closing per share price of the Company’s common stock on May 24, 2005 was $38.16. The Company will use its available cash to fund the purchase. Following completion of this transaction, approximately 310,000 shares will remain authorized for repurchase under the Company’s share repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUNG INNOVATIONS, INC.

By: /s/ Christine Boehning

Christine Boehning

Vice President and Chief Financial Officer

Dated: May 26, 2005

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